Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Planet Technologies, Inc., a California corporation (the “Company”) on Form 10-QSB for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Edward J. Steube, Chief Executive Officer of the Company, and Francesca DiNota, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.
A signed original of this written statement required by Section 906 has been provided to Planet Technologies, Inc., and will be retained by Planet Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
Date: November 14, 2007

/s/ Edward J. Steube
Edward J. Steube
Chief Executive Officer

/s/ Francesca DiNota
Francesca DiNota
Chief Financial Officer